Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Alamos Gold Inc.
Reporting Year	From	2024-01-01	To:	2024-12-31	Date submitted	2025-05-28
Reporting Entity ESTMA Identification Number	E695115		¤ Original Submission ¦ Amended Report

Other Subsidiaries Included (optional field)	N/A

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	Minas de Oro Nacional S.A. de C.V. (E529821), Minera Santa Rita, S. de R.L. de C.V. (E619187), Dogu Biga Madencilik Sanayi Ticaret A.S. (E427533), Kuzey Biga Madencilik Sanayi Ticaret A.S. (E227782), Quartz Mountain Gold Ltd. (E370515), Richmont Mines Inc. (E538246), Castle Gold Corporation (E268348), Pediment Gold Corp. (E499979), Alio Gold Inc. (E270359), Alio Gold (US) Inc. (E310952), Argonaut Gold Inc. (E217052), Orford Mining Corporation (E002193)

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Greg Fisher				Date	2025-05-28
Position Title	Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2024-01-01	To:		2024-12-31
Reporting Entity Name	Alamos Gold Inc.						Currency of the Report		USD
Reporting Entity ESTMA Identification Number	E695115
Subsidiary Reporting Entities (if necessary)	Minas de Oro Nacional S.A. de C.V. (E529821), Minera Santa Rita, S. de R.L. de C.V. (E619187), Dogu Biga Madencilik Sanayi Ticaret A.S. (E427533), Kuzey Biga Madencilik Sanayi Ticaret A.S. (E227782), Quartz Mountain Gold Ltd. (E370515), Richmont Mines Inc. (E538246), Castle Gold Corporation (E268348), Pediment Gold Corp. (E499979), Alio Gold Inc. (E270359), Alio Gold (US) Inc. (E310952), Argonaut Gold Inc. (E217052), Orford Mining Corporation (E002193)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[3,4]
Canada	Municipality of Matachewan		810,000							810,000
Canada	Matachewan First Nation				2,090,000					2,090,000
Canada	Temagami First Nation				630,000					630,000
Canada	Municipality of Dubreuilville		730,000		10,000					740,000
Canada	Batchewana First Nation				620,000					620,000
Canada	Michipicoten First Nation				1,240,000					1,240,000
Canada	Missanabie Cree First Nation				120,000					120,000
Canada	Metis Nation of Ontario				40,000					40,000
Canada	Province of Ontario		60,000		20,000					80,000
Canada	Marcel Colomb First Nation				120,000					120,000
Mexico	Federal Government of Mexico		75,680,000	2,930,000	1,810,000					80,420,000
Mexico	Municipality of Sahuaripa		30,000						1,490,000	1,520,000	The reported amount includes $1,490,000 of payments based on the cost incurred by the company for the maintenance of community roads and construction of a bridge.
United States of America	Federal Government of the United States of America		490,000		200,000					690,000
United States of America	State of Nevada		860,000		150,000					1,010,000

Additional Notes:
(a) All payments are reported in US dollars (USD), the functional currency of the Reporting Entity. All reported payments have been rounded to the nearest $10,000 USD.
(b) Where payments were made in currencies other than US dollars, the payments were converted into US dollars using the average annual rates as follows:
1 USD = CAD: 1.3698
1 USD = MXN: 18.3062
c) Upon Alamos' acquisition of Argonaut Gold Inc. on July 12, 2024, Argonaut’s assets in the United States of America and Mexico were spun out as a newly created company "Florida Canyon Gold." As a result, this report only presents transactions from January 1 to July 11, 2024 for Castle Gold Corporation (E268348), Pediment Gold Corp. (E499979), Alio Gold Inc. (E270359) and Alio Gold (US) Inc. (E310952).

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2024-01-01	To:	2024-12-31
Reporting Entity Name	Alamos Gold Inc.						Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E695115
Subsidiary Reporting Entities (if necessary)	Minas de Oro Nacional S.A. de C.V. (E529821), Minera Santa Rita, S. de R.L. de C.V. (E619187), Dogu Biga Madencilik Sanayi Ticaret A.S. (E427533), Kuzey Biga Madencilik Sanayi Ticaret A.S. (E227782), Quartz Mountain Gold Ltd. (E370515), Richmont Mines Inc. (E538246), Castle Gold Corporation (E268348), Pediment Gold Corp. (E499979), Alio Gold Inc. (E270359), Alio Gold (US) Inc. (E310952), Argonaut Gold Inc. (E217052), Orford Mining Corporation (E002193)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[2,3]
Canada	Young-Davidson	810,000		2,720,000					3,530,000
Canada	Island Gold District	790,000		2,050,000					2,840,000
Canada	Lynn Lake			120,000					120,000
Mexico	Mulatos	75,430,000	2,070,000	820,000				1,490,000	79,810,000
Mexico	Chanate			260,000					260,000
Mexico	El Castillo Complex	220,000	620,000	80,000					920,000
Mexico	La Colorada		240,000	540,000					780,000
Mexico	Cerro del Gallo	60,000		110,000					170,000
United States of America	Florida Canyon	1,350,000		350,000					1,700,000

Additional Notes[3]:
(a) All payments are reported in US dollars (USD), the functional currency of the Reporting Entity. All reported payments have been rounded to the nearest $10,000 USD.
(b) Where payments were made in currencies other than US dollars, the payments were converted into US dollars using the average annual rates as follows:
1 USD = CAD: 1.3698
1 USD = MXN: 18.3062
c) Upon Alamos' acquisition of Argonaut Gold Inc. on July 12, 2024, Argonaut’s assets in the United States of America and Mexico were spun out as a newly created company "Florida Canyon Gold." As a result, this report only reflects transactions from January 1 to July 11, 2024 for Castle Gold Corporation (E268348), Pediment Gold Corp. (E499979), Alio Gold Inc. (E270359) and Alio Gold (US) Inc. (E310952).